Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

The Goodyear Tire & Rubber Company1
(Exact name of obligor as specified in its charter)

Ohio	34-0253240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1144 East Market Street
Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip code)

Senior Notes
and related Guarantees
(Title of the indenture securities)

 1 See Table 1–List of additional obligors

Table 1
Subsidiary Guarantors

State or
	Other Jurisdiction of	I.R.S. Employer
Exact Name of Obligor as	Incorporation or	Identification	Address of Principal
Specified in its Charter	Organization	Number	Executive Offices

Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316

Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102

Divested Companies Holding Company	Delaware	51-0304855	2711 Centerville Road Suite 400 Wilmington, Delaware 19808

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021

Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto, Ontario M8Z 5E1 Canada

Goodyear Export Inc.	Delaware	26-2890770	1144 East Market Street Akron, Ohio 44316

Goodyear Farms, Inc.	Arizona	86-0056985	2338 W. Royal Palm Road Suite J Phoenix, Arizona 85021

Goodyear International Corporation	Delaware	34-0253255	2711 Centerville Road Suite 400 Wilmington, Delaware 19808

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	2711 Centerville Road Suite 400 Wilmington, Delaware 19808

Wheel Assemblies Inc.	Delaware	34-1879550	2711 Centerville Road Suite 400 Wilmington, Delaware 19808

State or
	Other Jurisdiction of	I.R.S. Employer
Exact Name of Obligor as	Incorporation or	Identification	Address of Principal
Specified in its Charter	Organization	Number	Executive Offices

Wingfoot Commercial Tire Systems, LLC	Ohio	31-1735402	1144 East Market Street Akron, Ohio 44316

Wingfoot Ventures Eight Inc.	Delaware	51-0319223	2711 Centerville Road Suite 400 Wilmington, Delaware 19808

Item 1.	General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-l because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-l filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-l filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-l filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

Signature

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 4th day of May 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ GREGORY S. CLARKE
Gregory S. Clarke
Vice President

EXHIBIT 6

May 4, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 7

Consolidated Report of Condition of Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$11,932
Interest-bearing balances	15,623
Securities:
Held-to-maturity securities	0
Available-for-sale securities	73,363
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	19,749
Securities purchased under agreements to resell	1,513
Loans and lease financing receivables:
Loans and leases held for sale	13,140
Loans and leases, net of unearned income	335,209
LESS: Allowance for loan and lease losses	8,273
Loans and leases, net of unearned income and allowance	326,936
Trading Assets	11,366
Premises and fixed assets (including capitalized leases)	4,347
Other real estate owned	1,031
Investments in unconsolidated subsidiaries and associated companies	427
Intangible assets
Goodwill	11,371
Other intangible assets	15,449
Other assets	32,711

Total assets	$538,958

LIABILITIES
Deposits:
In domestic offices	$308,404
Noninterest-bearing	75,417
Interest-bearing	232,987
In foreign offices, Edge and Agreement subsidiaries, and IBFs	38,446
Noninterest-bearing	991
Interest-bearing	37,455
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	45,153
Securities sold under agreements to repurchase	28,427
Trading liabilities	7,240
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	43,555
Subordinated notes and debentures	12,971
Other liabilities	12,957

Total liabilities	$497,153
Minority interest in consolidated subsidiaries	154
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	28,659
Retained earnings	16,644
Accumulated other comprehensive income	(4,172)
Other equity capital components	0

Total equity capital	41,651

Total liabilities, minority interest, and equity capital	$538,958

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt

John Stumpf	Directors
Carrie Tolstedt